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                                                                    EXHIBIT 10.3

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of this 28th day of June, 2005 by and among CHAMBERS BELT COMPANY (the "SELLER"), CHARLES STEWART, as Seller's Agent, CHAMBERS DELAWARE ACQUISITION COMPANY (the "BUYER") and MANUFACTURERS AND TRADERS TRUST COMPANY ("ESCROW AGENT").

                               R E C I T A L S :

      A. Pursuant to the Asset Purchase Agreement dated as of April 18, 2005 (the "ASSET PURCHASE AGREEMENT") by and among Buyer, a wholly-owned subsidiary of Phoenix Footwear Group, Inc., a Delaware corporation ("PHOENIX FOOTWEAR"), Seller, the stockholders of Seller (collectively, the "STOCKHOLDERS") and Seller's Agent, Buyer is acquiring certain of Seller's tangible and intangible assets as set forth in Section 2.01 of the Asset Purchase Agreement. Seller's Agent is authorized to take all actions on Seller's behalf required hereunder.

      B. In consideration for the purchase of Seller's assets as set forth in the Asset Purchase Agreement, the Purchase Price is being paid, in part, by Phoenix Footwear's issuance of 374,462 shares of Phoenix Footwear common stock (the "CLOSING SHARES").

      C. The Asset Purchase Agreement provides that the Closing Shares shall be paid by deposit thereof by Phoenix Footwear with the Escrow Agent to be held, invested and distributed as provided herein, to secure obligations of Seller to Buyer, including the compensation, reimbursement and indemnification obligations, of Seller as set forth in the Asset Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the meanings specified in the Asset Purchase Agreement. Except as otherwise expressly set forth herein, all matters pertaining to the Escrow Property (defined below) shall be governed by the provisions of this Agreement.

      2. APPOINTMENT OF ESCROW AGENT. Buyer and Seller hereby appoint and designate the Escrow Agent as the escrow agent hereunder upon the terms and conditions and for the purposes set forth herein. The Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent and to hold, invest and disburse the Escrow Property upon the terms and conditions and for the purposes set forth in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.


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      3. ESTABLISHMENT OF ESCROW ACCOUNT.

            (a) At or prior to the Closing, Escrow Agent shall establish an Escrow Account in which the Escrow Property shall be held, invested and distributed (the "ESCROW ACCOUNT"). At the Closing, Buyer shall cause Phoenix Footwear to instruct its transfer agent to deliver to the Escrow Agent for deposit into the Escrow Account, a certificate issued in the name of the Escrow Agent for the Closing Shares (as so deposited, the "ESCROW SHARES" and, together with the Distributions referred to below and any gains thereon or substitutions therefore in accordance with the terms hereof, the "ESCROW PROPERTY") as required by Section 2.03(b) of the Asset Purchase Agreement. The Escrow Shares shall be beneficially owned by Seller.

            (b) In the event the Escrow Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of all or substantially all of the assets of Phoenix Footwear and liquidation or other transaction, the securities, cash or other property received by the Escrow Agent in respect of the Escrow Shares shall all be retained by Escrow Agent as part of the Escrow Property. All such cash, property, Phoenix Footwear capital stock and other securities received and retained by the Escrow Agent pursuant to the foregoing sentence are referred to herein as "DISTRIBUTIONS." Notwithstanding the foregoing, any non-liquidating cash dividends in respect of the Escrow Shares shall not be retained by the Escrow Agent and shall not become part of the Escrow Property, and instead shall be promptly remitted to Seller or such persons as Seller's Agent may designate in writing to the Escrow Agent.

            (c) The Escrow Agent shall (i) file information returns with the United States Internal Revenue Service and payee statements with Seller, documenting all Distributions and gains earned or realized on the Escrow Property for the account of Seller ("EARNINGS"), and (ii) prepare any and all necessary federal, state and local tax filings or reports, including, without limitation, IRS Form 1099 in connection with the release or distribution of all or any portion of the Escrow Property. Seller's Agent shall provide to the Escrow Agent all forms and information necessary to complete such information returns, payee statements and applicable forms. In the event the Escrow Agent becomes liable for the payment of taxes, including withholding taxes and penalties or interest for failure to properly withhold or time report income and which penalties and interest are not due to the Escrow Agent's own negligence, relating to Earnings or any payment made hereunder, the Escrow Agent may deduct such taxes, penalties or interest from the Escrow Property.

            (d) The Escrow Property shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of the Seller or of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Property until release in accordance with the terms hereof.

            (e) The interests of the Seller in the Escrow Account and in the Escrow Property, as applicable, shall not be assignable or transferable. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect. Notwithstanding the foregoing, the Seller's Agent may at any time instruct the Escrow Agent to sell the Escrow Property other than Disputed Escrow Property which constitute securities, subject to the restrictions and obligations under the Asset Purchase Agreement and the Registration Rights Agreement (as defined in the Asset Purchase Agreement) and the Escrow Agent shall so dispose


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of such Escrow Property, provided that it has no liability or obligations with respect thereto and the proceeds thereof are deposited with the Escrow Agent and become Escrow Property. Buyer shall cause Phoenix Footwear to cooperate with the Escrow Agent in issuing, or causing its transfer agent to issue, such stock certificates as shall be required to effect such transfers which involve Escrow Shares.

      4. DUTIES OF ESCROW AGENT; MAINTENANCE OF THE ESCROW ACCOUNT.

            (a) The Escrow Agent shall maintain records for the Escrow Account and shall adjust the Escrow Property to reflect distributions by the Escrow Agent therefrom, and additions or substitutions thereto in accordance with the terms hereof. The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Property as required by this Agreement. Buyer shall and shall cause Phoenix Footwear to cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, the stock certificates for Phoenix Footwear Capital Stock as shall be required to effect such transfers which involve the Phoenix Footwear capital stock. All Escrow Shares or other securities which become part of the Escrow Property (collectively, the "ESCROW SECURITIES") held by the Escrow Agent shall be registered in the name of the Escrow Agent or its nominee on behalf of Seller.

            (b) Pending disbursement of any funds held by the Escrow Agent hereunder, such funds shall be invested and reinvested by the Escrow Agent in
(a) FDIC insured certificates of deposit, (b) shares of money market mutual funds selected by Escrow Agent including shares in funds advised by affiliates of the Escrow Agent or, (c) direct obligations of, or obligations guaranteed as to principal and interest by, the United States, in either case maturing in three (3) months or less. Unless and until otherwise jointly directed by Seller's Agent and Buyer, Escrow Agent shall invest any such funds in direct obligations of, or obligations guaranteed as to principal and interest by, the United States.

            (c) The Escrow Agent shall vote all Escrow Securities other than Disputed Securities as directed by Seller's Agent, in his sole and absolute discretion. The Escrow Agent shall vote all Disputed Securities as directed by Buyer as it determines in its sole and absolute discretion.

      5. CLAIMS AND DISBURSEMENTS.

            (a) For purposes of this Agreement: (i) the term "ESCROW CLAIM TERMINATION DATE" shall mean January 28, 2007(1); (ii) the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized to close; and (iii) the term "ESCROW SECURITIES VALUE" as it applies to the Escrow Shares shall mean the average closing price of one share of Phoenix Footwear common stock on the American Stock Exchange for the twenty (20) consecutive trading days preceding the second
(2nd) trading day prior to the date of any delivery or set aside of Escrow Shares by the Escrow Agent, and as it applies to all other Escrow Securities shall mean the average closing price of such securities in the primary market where they trade for the twenty (20) consecutive trading days preceding the second (2nd) trading day prior to the date of any delivery or set aside of Escrow Securities by the

------------------
(1) Instruction - insert date which is thirty (30) business days following the end of the 18 months from the date hereof.


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Escrow Agent or in the absence of trading in such market, the fair market value thereof determined by the Escrow Agent.

            (b) If, at any time prior to the Escrow Claim Termination Date, the Buyer seeks to have any portion of the Escrow Property distributed to it as payment of a claim ("CLAIM") under Section 2.04 of the Asset Purchase Agreement or indemnification or other payments due under the Asset Purchase Agreement, it shall file with the Escrow Agent, with a copy to Seller's Agent, a written demand (a "BUYER DEMAND") for such distribution to be made to it from the Escrow Property. The Buyer Demand shall include a statement that the Buyer has contemporaneously delivered a copy of the Buyer Demand to Seller's Agent. The Escrow Agent shall disburse to the Buyer Escrow Securities with an aggregate Escrow Securities Value as of the date of distribution equal to the amount of the Claim set forth in the Buyer Demand, unless Seller's Agent delivers an objection in writing (the "SELLER OBJECTION") to the Escrow Agent (with a copy to the Buyer) prior to the fifteenth (15th) business day following the date of delivery of the Buyer Demand to the Escrow Agent (the "OBJECTION PERIOD") to the effect that the Buyer is not so entitled and setting forth the reasons therefor. If no Seller Objection is so delivered, then the Escrow Agent shall make such distribution to Buyer on the first day following the end of the Objection Period. If a Seller Objection is delivered to the Escrow Agent prior to the end of the Objection Period, then no disbursement shall be made by the Escrow Agent pursuant to the Buyer Demand except in accordance with the terms and conditions hereof.

            (c) If Seller's Agent timely objects to a Buyer Demand pursuant to a Seller Objection delivered to the Escrow Agent prior to the end of the Objection Period, the Escrow Agent shall promptly (i) set aside Escrow Securities with an aggregate Escrow Securities Value in the amount of the Claim or portion thereof to which Buyer Demand has been made if the Objection Period has not expired or if it has expired, as to which the Seller's Agent has objected (such funds being the "DISPUTED ESCROW PROPERTY"), and (ii) promptly distribute to the Buyer (or Buyer's designee) the Escrow Securities with an Escrow Securities Value in an amount equal to the undisputed Claim.

            (d) The Escrow Agent shall hold the Disputed Escrow Property until the Escrow Agent shall have received (i) a Joint Instruction in accordance with
Section 5(e) below, or (ii) a final and non-appealable order of a court of competent jurisdiction, in either case directing the disbursement of the Disputed Escrow Property.

            (e) At any time after the date of the Closing, the Escrow Agent may be advised in writing by the Buyer and Seller's Agent to disburse all or a portion of the Escrow Property pursuant to a joint written instruction (the "JOINT INSTRUCTION"), in which case the Escrow Agent shall disburse the Escrow Property, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction.

            (f) Upon the Escrow Claim Termination Date, the Escrow Agent shall distribute all Escrow Property other than Disputed Escrow Property to Seller including instructions to the transfer agent of Phoenix Footwear to issue the Escrow Securities to persons and in amounts specified by Seller's Agent.. The Escrow Agent shall continue to hold, invest and disburse the Disputed Escrow Property in accordance with the terms hereof.


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            (g) Seller's Agent and the Buyer each agree that they will give to each other copies of any Buyer Demand or Seller Objection, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

      6. TERMINATION OF ESCROW AGREEMENT. This Agreement shall terminate upon the complete distribution of the Escrow Property in accordance with Section 5 above.

      7. FEES OF THE ESCROW AGENT. The fees of the Escrow Agent, including (a) the normal costs of administering the Escrow Account as set forth on the Fee Schedule attached hereto as SCHEDULE A, and (b) all fees and costs associated with the Escrow Agent's administration of the Escrow Account, shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller which shall be paid at closing. If additional fees are due Escrow Agent, Escrow Agent may at its discretion, satisfy Seller's obligation to pay such additional fees by sale of Escrow Securities with an aggregate Escrow Securities Value in the amount equal to one-half (1/2) the amount required to be paid to the Escrow Agent which are not Disputed Escrow Property. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow Property or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services and if made by Seller's Agent, Escrow Agent may obtain payment out of the Escrow Property in the same manner as provided above. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow Account or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

      8. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud or determining the scope of any agent's authority. In addition, the Escrow Agent, at the expense of Buyer and Seller, may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. Escrow Agent may satisfy Buyers's and Seller's obligation to pay such fees in the same manner as is provided in Section 7, above. The Escrow Agent shall not be responsible for mistakes with respect to determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement to the extent the Escrow Agent is not grossly negligent.

      9. CONTROVERSIES. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow Property, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the


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parties to answer and litigate any claims and rights among themselves. The
Escrow Agent is authorized to deposit with the clerk of the court the Escrow Property and all documents and certificates related thereto, except Escrow Property, attributable to costs, expenses, charges and reasonable attorneys' fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the escrow, and the action will be deemed to be solely a dispute between the parties subject to the Asset Purchase Agreement.

      10. INDEMNIFICATION OF ESCROW AGENT. Buyer and Seller agree to jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, claim, damage, liability or expense shall be caused by the gross negligence or willful misconduct on the part of the Escrow Agent. Nothing contained in this
Section 10 shall impair the rights of Buyer, Seller and Seller's Agent, as between themselves.

      11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows:
Buyer and Seller's Agent shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, then the Escrow Agent shall have the right to appoint a successor Escrow Agent, provided that the successor so chosen shall have capital, surplus and undivided profits of at least $200,000,000. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall deliver the Escrow Property then held by it to the successor Escrow Agent and shall thereafter be discharged from any further duties and liability under this Agreement.


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      12. MISCELLANEOUS.

            (a) Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon the Seller and the Seller's Agent and their respective successors and permitted assigns, and will inure to the benefit of Buyer and Escrow Agent and their successors and assigns.

            (b) Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

            (c) Entire Agreement. This Agreement, the Schedules hereto and the Asset Purchase Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            (d) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

                If to Seller and Seller's Agent:

                Chambers Belt Company
                3230 East Broadway
                Suite A-200
                Phoenix, Arizona 85040
                Attention: Charles Stewart, President


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                With Copy to:

                Osborn Maledon, P.A.
                The Phoenix Plaza
                2929 North Central Avenue
                Twenty-First Floor
                Phoenix, AZ 85012-2794
                Attention: Thomas H. Curzon, Esq.

                If to Buyer:

                Chambers Delaware Acquisition Company
                c/o Phoenix Footwear Group, Inc.
                5759 Fleet Street, Suite 220
                Carlsbad, California  92008
                Attention: James R. Riedman, Chairman of the Board

                With a copy to:

                Woods Oviatt Gilman LLP
                700 Crossroads Building
                2 State Street
                Rochester, New York  14614
                Attn:  Gordon E. Forth, Esq.

                If to Escrow Agent:

                Manufacturers & Traders Trust Company
                One M&T Plaza
                Buffalo, New York
                Attention:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

            (e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

            (f) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto and only with the written consent of Phoenix Footwear. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            (g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

            (h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

            (i) Governing Law. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            (j) Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal or state court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

            (k) Tax Reporting Information and Certification of Tax Identification Numbers. The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Account or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Seller. Buyer and Seller's Agent shall provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

            (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]


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      IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.

                                MANUFACTURERS AND TRADERS TRUST
                                COMPANY, ESCROW AGENT

                                By: /s/ Joan Stapley
                                    ---------------------------------------
                                Name: Joan Stapley
                                Title: Assistant Vice President

                                CHAMBERS DELAWARE ACQUISITION COMPANY

                                By: /s/ Richard E. White
                                    --------------------------------------------
                                Name: Richard E. White
                                Title: Chief Executive Officer and President

                                CHAMBERS BELT COMPANY

                                By: /s/ Charles Stewart
                                    ---------------------------------------
                                Name: Charles Stewart
                                Title: President


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                                   SCHEDULE A

                           ESCROW AGENT FEE SCHEDULE